SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             May 7, 2013
                           Date of Report
                 (Date of Earliest Event Reported)

                         LIVE BRANDS, INC.
           (Exact Name of Registrant as Specified in its Charter)

                  HARROGATE ACQUISITION CORPORATION
         (Former Name of Registrant as Specified in its Charter)

Delaware                       000-54827                  46-1856279
(State or other         (Commission File Number)         (IRS Employer
jurisdiction               of incorporation)         Identification No.)

                        4845 Pearl East Circle
                             Suite 101
                        Boulder, Colorado 80301
               (Address of Principal Executive Offices)

                          215 Apolena Avenue
                   Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

                           202-387-5400
                  (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On May 8, 2013, Live Brands, Inc. (formerly Harrogate Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock to Christopher J. Henry and Shannon Reagan pursuant to Section 4(2) of the Securities Act of 1933 at par representing 71% of the total outstanding 1,400,000 shares of common stock.

ITEM 5.01     Changes in Control of Registrant

    On May 7, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,600,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,960.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on October 10, 2012 as supplemented by the information contained in this report.

    The Registrant anticipates that it will effect a business combination with Live Brands, Incorporated, a private natural supplement company.
Live Brands, the private company, provides great-tasting, high-quality nutritional supplements to meet the lifestyle and life stage needs of women. The core product of Live Brands (the private company) is Live Cool supplements targeted to women over 35 with a focus on issues concerning menopause, stress and aging. Live Brands uses natural ingredients and focuses its product development on utilizing natural ingredients with substantiated health benefits, quick market accessibility, and high market receptivity and sustainable growth.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On May 7, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On May 7, 2013, James McKillop resigned as the Registrant's vice president and director.

    On May 7, 2013, Christopher J. Henry and Shannon Reagan were named as the directors of the Registrant.

    On May 7, 2013, Christopher J. Henry was appointed Chief Executive Officer, Shannon Reagan was appointed President and Efrain Mendoze was appointed Vice President for sales and marketing.

                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                      LIVE BRANDS, INC.

Date: May 8, 2013                     /s/ Shannon Reagan
                                             President